Exhibit 99.3

MEDITE Cancer Diagnostics Announces Reorganization of Germany Operations

Orlando, FL, May 10th, 2017 – MEDITE Cancer Diagnostics, Inc. (OTCQB: MDIT) (the “Company”) specializing in the development, manufacturing and marketing of molecular biomarkers and premium medical devices for detection, risk assessment and diagnosis of cancer and precancerous conditions, announces further restructuring of its organization in Germany to position the Company for revenue growth and profitability.

On May 4, 2017, the Board of Directors (the “Board”) of MEDITE Cancer Diagnostics, Inc. (the “Company”) accepted the resignation of Michaela Ott as Chief Operating Officer of the Company, effective immediately. Further, the Board accepted Ms. Ott’s resignation from her position as Managing Director of the Company’s wholly-owned subsidiary, Medite GmbH, as well as managing director of CytoGlobe GmbH, Burgdorf, a wholly owned subsidiary of Medite GmbH, effective immediately. Ms. Ott shall further resign from her position as Managing Director of Medite GmbH, Austria, also a wholly-owned subsidiary of Medite GmbH, effective no later than September 30, 2017. Michaela Ott will remain on the Board of Directors.

Further, on May 4, 2017, the Board also accepted the resignation of Michael Ott as Chairman of the Board, effective immediately. Mr. Ott shall remain on the Board of Directors of the Company. Mr. Ott further resigned as Managing Director of the Company’s wholly-owned German subsidiary, Medite GmbH, as well as from his position as Managing Director of CytoGlobe GmbH, Burgdorf, a wholly-owned subsidiary of Medite GmbH, effective immediately. Mr. Ott shall resign from his position as Managing Director of Medite sp. z. o.o., Poland, also a wholly-owned subsidiary of Medite GmbH, effective no later than September 30, 2017

On May 4, 2017, the Board thereafter, by unanimous consent, appointed Stephen Von Rump to the position of Chief Commercialization and Strategy Officer of the Company to serve until such time as his removal or resignation. Mr. Von Rump was further appointed to the position of Managing Director of Medite GmbH, until such time as his resignation or termination.

On May 4, 2017, the Board unanimously elected David E. Patterson, the Company’s Chief Executive Officer and Director, to the position of Chairman of the Board of Directors of the Company, to serve until his resignation or removal.

The three new reporting lines as previously stated have been implemented into the organization in Germany.  All sales, marketing and sales fulfillment personnel and activities will report into Jeff Rencher, Chief Marketing and Business Development Officer.  All manufacturing, R&D, technical service and quality management personnel and activities will report into Stephen Von Rump, Chief Commercialization and Strategy Officer.  All financial personnel and activities will report into Susan Weisman, Chief Financial Officer.
Mr. Rencher, Mr. Von Rump and Ms. Weisman all report directly to David Patterson, Chief Executive Officer of the Company.

“This new organization is executing plans to increase MEDITE’s market presence short term within the core business, commercialize new offerings from MEDITE’s R&D teams in the U.S. and Germany, and ensure the launch of new products in China in 2017,” said Mr. Patterson. “These actions allow MEDITE to gain a secure financial footing and realize its charter as a leading provider of cancer diagnostic products.”

About MEDITE Cancer Diagnostics, Inc.
MEDITE Cancer Diagnostics Inc., is a Delaware registered company consisting of wholly-own MEDITE GmbH a Germany-based company with its subsidiaries. On April 3, 2014, MEDITE was acquired by former CytoCore, Inc. a biomolecular diagnostics company engaged in the design, development, and commercialization of cost-effective cancer screening systems and Biomarkers to assist in the early detection of cancer. By acquiring MEDITE the company changed from solely research operations to an operating company with a well-developed infrastructure, 80 employees in four countries, a distribution network to about 70 countries worldwide, a well-known and established brand name and a wide range of products for anatomic pathology, histology and cytology laboratories.

Forward Looking Statement
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, MEDITE’s ability to maintain and grow its revenues. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

For more information please visit: www.medite-group.com

Investor Contact:
David Patterson CEO
317-341-3589